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                                                                   EXHIBIT 23.3

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2004, except for Note 10 and Note 14, as to which the date is May 20, 2004, relating to the financial statements, which appear in CenterPoint Properties Trust's Current Report on Form 8-K filed on May 24, 2004. We also consent to the incorporation by reference of our report dated March 8, 2004 relating to the financial statement schedules which appear in CenterPoint Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Chicago, Illinois                                /s/ PRICEWATERHOUSECOOPERS LLP
May 25, 2004